Exhibit 99.2

                NOTICE OF GUARANTEED DELIVERY FOR

                   CONTINENTAL AIRLINES, INC.

     This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Continental Airlines, Inc. (the "Company") made pursuant to the Prospectus, dated May [__], 1996 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") if certificates for Series A Notes of the Company are not immediately available or time will not permit all required documents to reach the Company prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to Continental Airlines, Inc. (the "Exchange Agent") as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Series A Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.


    Delivery to:  Continental Airlines, Inc., Exchange Agent

         By Mail, Hand or                    Facsimile
        Overnight Delivery:             Transmission Number:

    Continental Airlines, Inc.             (713) 523-2831
  2929 Allen Parkway, Suite 2010
       Houston, Texas  77019            Confirm by Telephone:
   Attention:  Jeffery A. Smisek           (713) 834-2948


                      For Information Call:
                        Jeffery A. Smisek
                         (713) 834-2948

     Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.

Ladies and Gentlemen:

     Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Series A Notes set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer - Guaranteed Delivery Procedures" section of the Prospectus.

Principal Amount of Series A Notes Tendered:

$______________________________________
Certificate Nos. (if available):

_______________________________________

Total Principal Amount Represented by Series A Notes
Certificate(s):


$_____________________________________